                           SCHEDULE 14A INFORMATION
===============================================================================



                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                    Washington Real Estate Investment Trust
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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     was paid previously. Identify the previous filing by registration statement
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Notes:

                    WASHINGTON REAL ESTATE INVESTMENT TRUST
                      6110 Executive Boulevard, Suite 800
                           Rockville, Maryland 20852

                                                                 March 29, 2001

Dear Shareholder:

   You are cordially invited to attend the Annual Meeting of Shareholders of Washington Real Estate Investment Trust to be held on Tuesday, May 22, 2001. The formal Notice of the meeting and a Proxy Statement describing the proposals to be voted upon are enclosed.

   Please read the Proxy Statement, then complete, sign and return your proxy card in the enclosed envelope. Note that you may vote via telephone or the Internet should you prefer. To do so, just follow the instructions on the enclosed card.

   Regardless of the number of shares you own, your vote is important.

  Sincerely,

  /s/ Edmund B. Cronin, Jr.
  Edmund B. Cronin, Jr.
  Chairman of the Board

                    WASHINGTON REAL ESTATE INVESTMENT TRUST

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

   The Annual Meeting of the Shareholders (the "Annual Meeting") of the Wash-ington Real Estate Investment Trust (the "Trust" or "WRIT") will be held at the Hyatt Regency Hotel, One Bethesda Metro Center, Bethesda, Maryland on Tuesday, May 22, 2001 at 11:00 a.m., for the following purposes:

  1. To elect three Trustees;

  2. To vote upon a proposal to approve the Trust's 2001 Stock Option Plan;
     and

  3. To transact such other business as may properly come before the meeting.

   The Trustees have fixed the close of business on March 15, 2001 as the record date for shares entitled to vote at the Annual Meeting.

   The Annual Report of the Trust, Proxy Statement and a Proxy Card are enclosed with this Notice.

   You are requested, if you cannot be present at the Annual Meeting, to sign and promptly return the Proxy Card in the enclosed business reply envelope. Alternatively, you may vote by telephone or the Internet, if you prefer. To do so, you should follow the instructions on the Proxy Card. Parking at the Annual Meeting will be validated. Please bring your parking card in to the Annual Meeting for validation.


                                    Sincerely,

                                    /s/ Laura M. Franklin
                                    Laura M. Franklin
                                    Corporate Secretary

March 29, 2001

                    WASHINGTON REAL ESTATE INVESTMENT TRUST
                      6110 Executive Boulevard, Suite 800
                           Rockville, Maryland 20852

                                PROXY STATEMENT

   This Proxy Statement is furnished by the Trust's Board of Trustees (the "Board") in connection with its solicitation of proxies for use at the Annual Meeting of Shareholders on May 22, 2001 and at any and all adjournments thereof. Mailing of this Proxy Statement will commence on or about March 30, 2001 to shareholders of record as of March 15, 2001. All proxies will be voted in accordance with the instructions contained therein, and if no instructions are specified, the proxies will be voted in accordance with the recommendations of the Board. Therefore, if no instructions are specified, the proxies will be voted FOR the election of the three Trustee nominees listed, and FOR Proposal Two, approval of the new stock option plan. Abstentions and broker non-votes (proxies that indicate that brokers or nominees have not received instructions from the beneficial owner of shares) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulating the total number of votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining the total number of votes cast. A Proxy on the enclosed form may be revoked by the shareholder at any time prior to its exercise at the Annual Meeting by submitting, to the Secretary of the Trust, a duly executed Proxy bearing a later date or by attending the Annual Meeting and orally withdrawing the Proxy.

   The voting securities of the Trust consist of shares of beneficial interest, $0.01 par value ("Shares"), of which 35,780,869 Shares were issued and outstanding at the close of business on March 15, 2001. So far as is known to the Trust, no person holds of record or beneficially as much as 5% of the outstanding Shares. The Trust has no other class of voting security. Each Share outstanding on March 15, 2001 will be entitled to one vote. Shareholders do not have cumulative voting rights.

                     THE BOARD OF TRUSTEES AND MANAGEMENT

The Board of Trustees

   The Board consists of seven Trustees divided into two classes of two Trustees each and one class of three Trustees. The terms of the Trustees continue until the Annual Meetings to be held in 2001, 2002 and 2003, respectively, and until their respective successors are elected and qualified. At each Annual Meeting, two or three Trustees are elected, subject to the limitations described below, for a term of three years to succeed those Trustees whose terms expire at such Annual Meeting. The Trust's By-Laws provide that no Trustee shall be nominated or elected as a Trustee after such person's 72nd birthday. The By-Laws further provide that any Trustee who is first elected a Trustee after December 19, 1995 shall tender his resignation as a Trustee on his 72nd birthday.

   The Board held six meetings in 2000. During 2000, each incumbent Trustee attended more than 75% of the total number of Board and committee meetings he or she was eligible to attend except Ms. Williams.

   The Nominating Committee held one meeting in 2000. The nominating committee makes recommendations to the Board for nominations of trustees. The Committee will consider recommendations received from shareholders for nominations for Trustees to be elected at the 2002 Annual Meeting. Such recommendations must be submitted in writing before December 21, 2001 accompanied by a written statement setting forth the reasons the Trust would benefit from the election of such nominee. Committee members are Messrs. Cronin, Derrick, Osnos and Ms. Williams.

   The Audit Committee met nine times in 2000. The Audit Committee represents and assists the Board in discharging its responsibility of oversight, but the existence of the Committee does not alter the responsibilities of the Trust's management and the independent accountant with respect to the accounting and control functions and financial statement presentation. For a more detailed description of the Audit Committee's duties and responsibilities see the Audit Committee Report on page 10 of this Proxy Statement and the Audit Committee Charter included as Appendix A to this Proxy Statement. Committee members are Messrs. Derrick, Kendall, McDaniel, Osnos and Nason.

   The Compensation Committee met twice during 2000. The Committee is responsible for making recommendations to the Board with respect to compensation decisions. Committee members are Messrs. Kendall, McDaniel, Nason and Ms. Williams. See "Report on Executive Compensation" below.

   The six non-officer Trustees of the Trust receive an annual retainer of $15,000 plus a $1,000 per meeting fee for attending Board and committee meetings. In addition, each non-officer Trustee receives an annual grant of 2,000 Share options and 400 unrestricted Shares.

   During 2000, the Trust utilized the legal services of the law firm of Arent Fox Kintner Plotkin & Kahn PLLC, of which Trustee David M. Osnos is a senior member. The amount of fees paid to Arent Fox did not exceed 5% of that firm's 2000 gross revenues or 5% of the Trust's 2000 gross revenues.

   The following table sets forth the names and certain biographical information concerning each of the current Trustees.

                                                       Served as        Term
 Name                      Principal Occupation      Trustee Since Age Expires
 ----                  ---------------------------   ------------- --- -------
 Edmund B. Cronin, Jr. Chairman, President and
                        Chief Executive Officer,
                        WRIT                             1994       64  2001
 John P. McDaniel      Chief Executive Officer --
                        Medstar Health                   1998       58  2001
 David M. Osnos        Senior member, Arent Fox
                       Kintner Plotkin & Kahn,
                        PLLC                             1987       69  2001
                       Director, Affiliated
 Clifford M. Kendall    Computer Service, Inc.           1999       69  2002
 Susan J. Williams     Founding Partner and
                       President, Bracy Williams &
                        Company                          1999       60  2002
 John M. Derrick, Jr.  Chairman and CEO -- Potomac
                       Electric Power Company            1997       61  2003
 Charles T. Nason      Chairman & Chief Executive
                       Officer of Acacia Life
                        Insurance Company                2000       55  2003

   Mr. Edmund B. Cronin, Jr. was Chairman, President and CEO of H.G. Smithy and its subsidiaries providing a full range of corporate and institutional real estate services from 1976 to 1994. From 1976 until joining the Trust in June 1994, Mr. Cronin was Chief Executive Officer of H.G. Smithy Company, a real estate management and advisory service holding company. Mr. Cronin is also a director of the Potomac Electric Power Company (PEPCO), Federal City Council, and Vice Chairman of the Board of Georgetown University Hospital.

   Mr. John P. McDaniel has served as Chief Executive Officer of Medstar Health, a multi-institutional, not-for-profit healthcare organization serving Washington D.C., Maryland, Virginia and the mid-Atlantic region since its inception in 1982. Mr. McDaniel is a past Chair of the Executive Committee of the Greater Washington Board of Trade, a member of the Executive Committee of the Federal City Council, the Board of Directors of Lutheran Brotherhood, the Maryland State Racing Commission, the Board of the Greater Baltimore Committee, a Fellow of the American College of Healthcare Executives, chairs the Washington-area Business Coalition, and serves as a Trustee of Georgetown University.

   Mr. David M. Osnos has been an attorney with Arent Fox Kintner Plotkin & Kahn, PLLC (legal counsel to the Trust) since 1956. His principal areas of practice include real estate, tax, securities, corporate, estate planning and sports law. He is a director or trustee of numerous organizations including EastGroup Properties (real estate investment trust), VSE Corporation (engineering), and Washington Wizards Basketball Club.

   Mr. Clifford M. Kendall is a director of Affiliated Computer Services, Inc.
(ACS) and a director of VSE Corporation. Before the merger with ACS, Mr. Kendall served as Chairman and CEO of Computer Data Systems, Inc. (CDSI) from 1971 to 1991 and as Chairman from 1991 to 1997. Mr. Kendall is a past Chairman and continues to serve on the Board and Executive Committee of the High Technology Council of Maryland. He is a director of the Montgomery County Community Foundation and The Lighthouse. Mr. Kendall also serves on the Board of Trustees of George Washington University and is a member of the Board of Regents for the University System of Maryland. He is past Chairman of the Greater Washington Board of Trade, and has served as Chairman of the Montgomery/Prince Georges County CEO Roundtable.

   Ms. Susan J. Williams is Founding Partner and has served as President of Bracy Williams & Company, government and public affairs consultants, since 1982. Ms. Williams' career includes public service most recently as Assistant Secretary of Transportation. She also played a founding role in Project Head Start. Ms. Williams is a past Chair of The Greater Washington Board of Trade. She serves on the Board of Directors of the Henry L. Stimson Center, the American Institute for Public Service, the Historical Society of Washington, D.C., the National Aquarium in Baltimore, and the D.C. Agenda Project. She is also a member of the Board that is preparing the Washington-Baltimore region's bid to host the 2012 Olympic Games, the Economic Club of Washington, the Federal City Council, Leadership Washington and the Advisory Board for George Mason University.

   Mr. John M. Derrick Jr. is Chairman and CEO of Potomac Electric Power Company (PEPCO). He joined PEPCO in 1961 and served as President/CEO from 1997 until his election to his present position in 1999. From 1992 until 1997, he served as President/COO. Mr. Derrick is a member of the Institute of Electrical and Electronic Engineers, the National Society of Professional Engineers, the Washington Society of Engineers and the Edison Electric Institute. He is chairman of the Greater Washington Board of Trade, a trustee of the Federal City Council and a director of the Economic Club of Washington and is a past Chairman of the Maryland Chamber of Commerce.

   Mr. Charles T. Nason currently serves as Chairman and Chief Executive Officer of Acacia Life Insurance Company, (Acacia) a Washington D.C.-based financial services organization with assets under management of $7.5 billion. Mr. Nason assumed the role of President and CEO of Acacia June 1, 1988 and was elected Chairman of the Board of Directors July 1, 1989. Mr. Nason is a member of the Board of Directors of the Insurance Marketplace Standards Association, The Greater Washington Boys and Girls Clubs, The Greater Washington Research Center, The Greater Washington Board of Trade, and The Federal City Council. He also is a member of The Economic Club of Washington. In addition, he is past Chairman of The Greater Washington Board of Trade, past Director of The American Council of Life Insurance, and past Trustee of Washington and Jefferson College.

   The following table contains information regarding other executive officers of the Trust. Such officers are elected annually by the Board and serve at the Board's discretion.

          Name           Age                            Position
          ----           --- ---------------------------------------------------------------
Larry E. Finger.........  48 Senior Vice President -- Chief Financial Officer
George F. McKenzie......  45 Senior Vice President -- Real Estate
Brian J. Fitzgerald.....  39 Vice President -- Leasing
Laura M. Franklin.......  40 Vice President -- Chief Accounting Officer, Corporate Secretary
Kenneth C. Reed.........  48 Vice President -- Property Management
Thomas L. Regnell.......  44 Vice President -- Acquisition

   Mr. Larry E. Finger joined the Trust in December 1993 and was elected Senior Vice President--Chief Financial Officer in June 1995. From 1978 to 1991, Mr. Finger served with Savage/Fogarty Companies, Inc., a real estate investment, management and development company based in Alexandria, Virginia, most recently as Chief Operating Officer. Mr. Finger is an attorney and CPA.

   Mr. George F. McKenzie joined the Trust in September 1996 and was elected Senior Vice President--Real Estate in December 1997. From 1985 to 1996, Mr. McKenzie served with the Prudential Realty Group, a subsidiary of Prudential Insurance Company of America, most recently as Vice President, Investment & Sales. Prior assignments included real estate finance originations and asset management in the Mid-Atlantic region.

   Mr. Brian J. Fitzgerald joined the Trust in January 1996 as Vice President--Leasing. From 1984 to 1993, Mr. Fitzgerald served as a commercial leasing broker with Smithy Braedon Company. In 1993, he became a Vice President of H. G. Smithy Company, with responsibilities for managing all agency leasing activities. From the date of the merger of H. G. Smithy Commercial Management Group with Cushman & Wakefield of Washington, D.C., Inc. in June 1994 until joining the Trust, Mr. Fitzgerald managed institutional agency leasing activities at Cushman & Wakefield, Inc. of Washington, D.C.

   Ms. Laura M. Franklin, CPA, joined the Trust in August 1993 as Assistant Vice President--Finance, and is currently Vice President--Chief Accounting Officer and Corporate Secretary to the Trust. From 1984 to 1993, Ms. Franklin served with the public accounting firm of Reznick, Fedder and Silverman, P.C. specializing in audit and tax services for real estate clients.

   Mr. Kenneth C. Reed joined the Trust as Vice President--Property Management in June 1995. Mr. Reed served as President of CSN Management Corp. from 1988 to 1998. CSN managed WRIT's properties until its assets were purchased by WRIT in 1998.

   Mr. Thomas L. Regnell joined the Trust as Vice President --Acquisitions in January 1995. From 1992 through 1994, Mr. Regnell served as an Investment (Acquisitions) Officer with Federal Realty Investment Trust. Previously, Mr. Regnell was a Vice President with Spaulding & Slye Company, a real estate development, brokerage and management company.

   There are no family relationships between any Trustee and/or executive officer.

Ownership of Shares by Trustees and Executive Officers

   The following table sets forth certain information concerning all Shares beneficially owned as of March 15, 2001 by each Trustee, by the nominees for Trustee, by each of the "Named Officers" (as defined in "Executive Compensation" below) and by all Trustees and Executive Officers as a group. Unless otherwise indicated, the voting and investment powers for the Shares listed are held solely by the named holder and/or the holder's spouse.

                                                            Shares  Percentage
Name                                                       Owned(1)  of Total
----                                                      --------- ----------
Edmund B. Cronin, Jr.....................................   318,355    0.89%
John M. Derrick, Jr......................................    11,200    0.03%
Larry E. Finger..........................................   193,021    0.54%
Clifford M. Kendall......................................    11,800    0.03%
John P. McDaniel.........................................    10,840    0.03%
George F. McKenzie.......................................   114,889    0.32%
Charles T. Nason.........................................     9,796    0.03%
David M. Osnos...........................................    10,100    0.03%
Kenneth C. Reed..........................................   102,543    0.29%
Thomas L. Regnell........................................    99,960    0.28%
Susan J. Williams........................................     4,800    0.01%
All Trustees and Executive Officers as a group (13
 persons)................................................ 1,039,594    2.91%

--------
(1) Includes Shares subject to options exercisable within 60 days, as follows:
    Mr. Cronin, 273,496; Mr. Derrick, 6,000; Mr. Finger, 178,195; Mr. Kendall, 4,000; Mr. McDaniel, 6,000; Mr. McKenzie; 103,892; Mr. Nason, 2,000; Mr.
    Osnos, 6,000; Mr. Reed, 96,172; Mr. Regnell, 93,964; Ms. Williams, 4,000;
    and all Trustees and Executive Officers as a group, 915,364.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

   The Summary Compensation Table shows the compensation awarded, earned or paid during the past three years to the Trust's Chief Executive Officer and each of the Trust's four other most highly compensated executive officers (the "Named Officers") whose compensation exceeded $100,000 for the period(s) indicated.

                          SUMMARY COMPENSATION TABLE

                                 Annual Cash          Long-Term
                                Compensation        Compensation
                              ----------------- ---------------------      Other
  Name and Principal                                                      Annual
       Position          Year  Salary   Bonus   Granted(1) Granted(2) Compensation(3)
  ------------------     ---- -------- -------- ---------- ---------- ---------------
Edmund B. Cronin, Jr.,
 Trustee,
 President and Chief
 Executive Officer.....  2000 $415,000 $431,507   9,133     100,000      $  8,100
                         1999 $405,000 $337,500   4,492     100,000      $  4,800
                         1998 $395,000 $309,408   3,368     100,000      $  4,800
Larry E. Finger, Senior
 Vice President and
 Chief Financial
Officer................  2000 $241,000 $250,586   7,135      55,953      $107,607
                         1999 $235,000 $195,837   2,027      99,206      $  4,800
                         1998 $225,000 $176,245   1,492      75,140      $  4,800
George F. McKenzie,
 Senior Vice
 President--Real
 Estate................  2000 $225,000 $233,949   6,205      52,283      $ 86,155
                         1999 $200,000 $166,670   1,726      84,431      $  4,800
                         1998 $150,000 $117,497     995      50,094      $  4,500
Thomas L. Regnell,
 Vice President--
 Acquisitions..........  2000 $169,600 $176,346   3,352      31,641      $ 48,896
                         1999 $156,000 $130,003     481      52,290      $  4,680
                         1998 $146,000 $114,364     346      39,180      $  4,380
Kenneth C. Reed, Vice
 President--Property
 Management............  2000 $153,700 $159,813   3,031      28,675      $ 74,198
                         1999 $141,000 $117,502     434      47,831      $  4,230
                         1998 $138,000 $108,097     327      37,033      $  4,059

--------
(1) Represents Share grants awarded on December 15, 2000, December 17, 1999 and December 15, 1998 in accordance with the Incentive Compensation Plan approved by the Trustees in 1997. Share grants vest 20% per year on the anniversary of the grant date.
(2) All options reflected in the table were granted under the Washington Real Estate Investment Trust 1991 Stock Option Plan, as amended (the "Stock Option Plan") in accordance with the Incentive Compensation Plan approved by the Trustees in 1997. Options granted under the Stock Option Plan vest 50% per year on the anniversary of the grant date.
(3) Represents amounts contributed on the officers' behalf by the Trust to its 401(k) plan, Split Dollar Life Insurance Plan and auto allowance. The dollar value of the benefit of premiums paid for split dollar life insurance policies projected on an actuarial basis are $99,507 for Mr. Finger, $73,255 for Mr. McKenzie, $38,996 for Mr. Regnell and $65,558 for Mr. Reed.

Option Grants Table

   The following table shows the specified information with respect to options granted to the Named Officers in 2000.

                                     2000 OPTION GRANTS TABLE

                                                                    Potential Realizable
                                                                      Value at Assumed
                                                                    Annual Rates of Share
                          Number of  Percentage                      Price Appreciation
                            Shares    of Total                      (Full 10-Year Option
                          Underlying  Options                               Term)
                           Options   Granted to Exercise Expiration ---------------------
Name                      Granted(1) Employees   Price      Date        5%         10%
----                      ---------- ---------- -------- ---------- ---------- ----------
Edmund B. Cronin, Jr. ..   100,000      27.5%   $21.344  12/15/2010 $1,342,313 $3,401,684
Larry E. Finger.........    55,953      15.4%   $21.344  12/15/2010 $  751,064 $1,903,344
George F. McKenzie......    52,238      14.3%   $21.344  12/15/2010 $  701,197 $1,776,972
Thomas L. Regnell.......    31,641       8.7%   $21.344  12/15/2010 $  424,721 $1,076,327
Kenneth C. Reed.........    28,675       7.9%   $21.344  12/15/2010 $  384,908 $  975,433

--------
(1) Options become exercisable 50% after one year and 100% after two years. 95,315 of Mr. Cronin's options, 51,268 of Mr. Finger's options, 47,553 of Mr. McKenzie's options, 26,956 of Mr. Regnell's options and 23,990 of Mr. Reed's options were granted as non-qualified stock options. See Report on Executive Compensation.

   The dollar amounts under the 5% and 10% columns in the table above are the result of calculations required by the rules of the Securities and Exchange Commission ("SEC") and therefore are not intended to forecast possible future appreciation in the price of the Shares, which would benefit all shareholders. For example, in order for the Named Officers to realize the potential values set forth in the 5% and 10% columns in the table above, the price per Share of the Shares would have to be approximately $34.77 and $55.36, respectively, as of the expiration date of the option. Actual gains, if any, on option exercises and Share holdings are dependent on the future performance of the Shares and overall stock market conditions.

Aggregated Option Exercises and Option Value Table

   The following table shows information concerning the exercise of options during 2000 by each of the Named Officers and the year-end value of unexercised options.

        AGGREGATED OPTION EXERCISES IN 2000 AND YEAR-END OPTION VALUES

                                                      Number of          Value of Unexercised in
                                                 Unexercised Options      the Money Options at
                                                at December 31, 2000        December 31, 2000
                                              ------------------------- -------------------------
                           Shares
                          Acquired    Value
Name                     on Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- -------- ----------- ------------- ----------- -------------
Edmund B. Cronin, Jr....      --        --      273,496      150,000    $1,993,534    $685,910
Larry E. Finger.........      --        --      178,195      105,556    $1,323,776    $581,804
George F. McKenzie......      --        --      103,892       94,454    $  775,541    $505,688
Thomas L. Regnell.......      --        --       93,964       57,786    $  700,174    $311,562
Kenneth C. Reed.........      --        --       96,172       52,591    $  722,363    $284,383

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

   The Board determined executive compensation for 2001. The Compensation Committee, composed of Messrs. Kendall, McDaniel, Nason and Ms. Williams, was responsible for making recommendations to the Board with respect to 2001 compensation decisions.

                       REPORT ON EXECUTIVE COMPENSATION

Executive Compensation Principles

   The Trust's Executive Compensation Program is based on guiding principles designed to align executive compensation and management incentives with Trust values and objectives, business strategy and business financial performance. In applying these principles, the Compensation Committee, based upon the recommendations contained in the 1997 Board of Trustees and Executive Compensation Review prepared by an independent consultant, has established a program designed to:

  . Attract and retain key executives critical to the long-term success of the Trust.

  . Reward executives for long-term strategic management and the enhancement of shareholder value.

  . Support a performance-oriented environment that rewards performance based upon exceeding Trust operating performance goals.

Executive Compensation Program

   For 2000, the Board, upon recommendation of the Compensation Committee, adopted an Incentive Compensation Plan (the "Plan") based upon the recommendations contained in the 1997 Board of Trustees and Executive Compensation Review prepared by an independent consultant to align executive compensation with Shareholder interests through salaries, cash bonuses, Share grants and option grants tied to pre-set objective performance goals.

   Under the Plan, salaries for the Trust's executive officers were set based upon (i) a review of the compensation paid to similarly situated executive officers employed by companies comprising the Morgan Stanley REIT Index; and
(ii) a subjective evaluation of each executive officer's performance throughout the year. See "Executive Compensation -- Performance Graph" for additional discussion regarding the Morgan Stanley REIT Index.

   Cash bonuses would be paid only if the Trust's Funds From Operations ("FFO") per share grew by at least 5%. If this minimum threshold was achieved, a bonus pool would be created as follows: 10% of the first 7% of the growth in FFO per share times the average shares outstanding for the year, plus 20% of the growth in FFO per share in excess of 7% times the average shares outstanding for the year, would go into the bonus pool. Executive officers of the Trust and selected senior and middle management share the bonus pool pro-rata based on their salaries.

   Long-term incentives are provided through the Stock Option Plan and Share Grant Plan. Vice Presidents receive option grants with a value equal to 22.5% (36% for the Chief Executive Officer and 28% for the Senior Vice Presidents) of their annual salary plus annual bonus ("Cash Compensation"). The option value is based upon a Black Scholes model calculation. This value is divided into 22.5% of the individual's Cash Compensation (36% for the Chief Executive Officer and 28% for the Senior Vice Presidents), and the resulting number is the number of Shares subject to the grant of an option for such year. Notwithstanding the forgoing, the number of Share options, which may be granted to any individual, is limited to 100,000 in any one year. Certain members of middle management are also eligible to receive Share Options under the Stock Option Plan. Executive officers are also eligible to receive Share grants through the Share Grant Plan. Under the Share Grant Plan, Vice Presidents receive an award of Shares with a market value of 2.5% of the individual's Cash Compensation (9% for the Chief Executive Officer and 7% for Senior Vice Presidents) at the date of the award. Shares granted under the Share Grant Plan vest 20% per year over five years and are restricted from transfer for five years from the date of grant.

   The Trust has approved a split dollar life insurance plan for senior officers other than the Chief Executive Officer. The purpose of the plan is to provide these officers with financial security in exchange for a career commitment. It is intended that the Trust will recover its costs from the life insurance policies at either death prior to retirement, termination prior to retirement, or at retirement age 65. It is intended that the executive can use the cash values of the policy in excess of the Trust's interest. The Trust has a security interest in the cash value and death benefit of each policy to the extent of the sum of premium payments made by the Trust.

   The Trust has approved a non-qualified deferred compensation plan for the Chief Executive Officer. The plan will allow Mr. Cronin to defer a percentage of his annual cash compensation (salary and bonus). Compensation deferred will be credited with interest equal to the Trust's current cost of funds. As an incentive, if Mr. Cronin should remain employed by the Trust until age 70, his deferred compensation will be credited with an additional 2.5%. In the event of Mr. Cronin's death or retirement prior to age 70, the compensation plus interest can be paid in either a lump sum or in equal installments at interest at the discretion of the plan participant. The plan is unfunded and payments are to be made from general assets of the Trust.

   The Board believes that compensation paid to the Trust's executive officers is comparable to that paid by the companies comprising the Morgan Stanley REIT Index.

Chief Executive Officer Compensation

   Mr. Cronin's 2000 compensation consisted of his salary, bonus, Share grants and options based upon the Executive Compensation Program described above. Mr. Cronin's salary was recommended by the Compensation Committee based upon (i) a review of the compensation paid to chief executive officers employed by companies comprising the Morgan Stanley REIT Index and (ii) a subjective evaluation of Mr. Cronin's performance throughout the year. As described above under the Plan, specific performance goals were not established for Mr. Cronin during 2000 as relates to salary but, as described above, were established for bonus and related Share grant and Share option purposes. In general, the Morgan Stanley REIT Index comparison and the subjective evaluation were weighted equally by the Board when making the decision to set Mr. Cronin's 2000 salary at $415,000. The Board believes that the compensation paid to Mr. Cronin is comparable to compensation paid to the chief executive officers of the companies comprising the Morgan Stanley REIT Index.

OTHER MATTERS

   Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), a publicly held company such as the Trust will not be allowed a federal income tax deduction for compensation paid to the chief executive officer or one of the other four most highly compensated officers to the extent that compensation (including certain stock-based compensation) paid to such officer exceeds $1 million in any fiscal year, unless such compensation satisfies certain exceptions set forth in the Code. The Board intends to evaluate elements of compensation in light of Section 162(m) but may enter into arrangements that do not satisfy such exceptions from Section 162(m), as the Board determines to be appropriate.

                                   THE COMPENSATION COMMITTEE
                                   John P. McDaniel, Compensation Committee
                                    Chairman
                                   Clifford M. Kendall, Compensation Committee
                                    Member
                                   Charles T. Nason, Compensation Committee
                                    Member
                                   Susan J. Williams, Compensation Committee
                                    Member

Performance Graph

   Set forth below is a graph comparing the cumulative total shareholder return on the Shares with the cumulative total return of companies making up the Standard & Poor's 500 Stock Index as provided by Standard & Poor's Corporation and The Morgan Stanley REIT Index. The Morgan Stanley REIT Index is a total-return index comprised during the period of 115 of the most actively traded real estate investment trusts.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
[LINE GRAPH APPEARS HERE]

                                                   1995 1996 1997 1998 1999 2000
                                                   ---- ---- ---- ---- ---- ----
WRIT.............................................. $100 $117 $119 $140 $121 $201
Morgan Stanley REIT Index......................... $100 $162 $128 $134 $161 $136
S&P............................................... $100 $123 $163 $210 $253 $230

                            AUDIT COMMITTEE REPORT

   The Board maintains an Audit Committee comprised of five of the Trust's outside Trustees. The Board and the Audit Committee believe that the Audit Committee's current member composition satisfies Section 303 of the New York Stock Exchange's (NYSE) listed company manual. In appointing Mr. Osnos to the Audit Committee, the Board considered his relationship with the Trust's legal counsel and determined in its business judgment that the relationship does not interfere with his exercise of independent judgment. The committee held nine meetings during 2000.

   The Board has adopted a written Charter of the Audit Committee, a copy of which is attached as an Appendix A hereto. The Audit Committee oversees the Trust's financial process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

   The Audit Committee discussed with the Trust's independent auditors the overall scope and plans for their audit. The committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Trust's internal controls and the overall quality of the Trust's financial reporting.

   The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, and not just the acceptability, of the Trust's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61, "Communication with Audit Committees." In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Trust including the matters in the written disclosures and the letter from the independent auditors required by the Independence Standards Board, Standard No. 1, "Independence Discussions with Audit Committees."

   In reliance on the reviews and discussions referred to above, the committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Trust's Annual Report on form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The committee and the Board have also recommended, subject to shareholder approval, the selection of the Trust's independent auditors.

                                          THE AUDIT COMMITTEE
                                          Clifford M. Kendall, Audit Committee
                                           Chairman
                                          John M. Derrick, Jr., Audit
                                           Committee Member
                                          John P. McDaniel, Audit Committee
                                           Member
                                          Charles T. Nason, Audit Committee
                                           Member
                                          David M. Osnos, Audit Committee
                                           Member

Principal Accounting Firm Fees

   The following table sets forth the aggregate fees billed to the Trust for the year ended December 31, 2000 by the Trust's principal accounting firm, Arthur Andersen, LLP. The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

   Audit Fees....................................................... $148,750
   Financial Information Systems Design and Implementation Fees.....  -- 0 --
   All Other Fees...................................................  198,518(a)
                                                                     --------
                                                                     $347,268

--------
(a) Includes fees for tax services, E-Business consulting, SEC filings, and other non-audit services.

                       PROPOSAL 1: ELECTION OF TRUSTEES

   Messrs. Edmund B. Cronin, Jr., John P. McDaniel, and David M. Osnos stand for election as Trustees at the Annual Meeting, to serve for three years. It is intended that the proxies given to the persons named in the accompanying Proxy (unless otherwise indicated on such Proxy) will be voted for the election of Messrs. Cronin, McDaniel, and Osnos. Messrs. Cronin, McDaniel, and Osnos currently serve as Trustees.

   If a nominee becomes unable or unwilling to stand for election for any reason not presently known or contemplated, the persons named in the enclosed Proxy will have discretionary authority to vote pursuant to the Proxy for a substitute nominee nominated by the Board. The election of Trustees requires the affirmative vote of the holders of a majority of the shares voting at the Annual Meeting either in person or by proxy.

     THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE ELECTION OF MESSRS. EDMUND B. CRONIN, JR., JOHN P. McDANIEL, AND DAVID M. OSNOS.

                                  PROPOSAL 2:
                    APPROVAL OF THE 2001 STOCK OPTION PLAN

   The Trust currently maintains the Washington Real Estate Investment Trust 1991 Stock Option Plan (the "Stock Option Plan"), which expires on June 25, 2001. As discussed above in the Report on Executive Compensation, Share options are an important part of the Trust's compensation program, providing a basis for long-term incentive compensation and helping to tie together the interests of the Trust's shareholders and the Trust's officers and employees. In order that the Trust be able to continue to grant Share options without interruption, it is necessary that the Trust have in place a new stock option plan no later than the expiration of the Stock Option Plan. Accordingly, the Board has adopted the Washington Real Estate Investment Trust 2001 Stock Option Plan (the "New Stock Option Plan") and in accordance with the rules of the New York Stock Exchange and the requirements of the Code is seeking the approval of the shareholders of the adoption of the New Stock Option Plan.

   The New Stock Option Plan provides for the grant to officers and employees of the Trust of options to purchase up to an aggregate of 1,750,000 Shares. If an option granted under the New Stock Option Plan expires without being exercised, the Shares covered by that option again become available for issuance under new options. In addition, there are currently 1,620,984 options outstanding under the Stock Option Plan, which will not be affected by the expiration of the Stock Option Plan. However, if an option granted under the existing Stock Option Plan expires without being exercised, the shares covered by that option will not be available for issuance under new options.

   Following the expiration of the Stock Option Plan, no further Share options may be granted under that plan. The Trust anticipates that upon approval of the New Stock Option Plan, subsequent Share options would be granted under the New Stock Option Plan and no further grants would be made under the Stock Option Plan.

DESCRIPTION OF THE NEW STOCK OPTION PLAN

   The terms of the New Stock Option Plan are substantially the same as the terms of the Stock Option Plan.

   The New Stock Option Plan provides that it may be administered by the Board or a committee of the Board composed of at least three Trustees (the "Committee"). The Board (or the Committee) has authority, subject to the limits of the New Stock Option Plan, to designate persons to whom options are granted, to determine the number of Shares covered by each option and to determine the terms and provisions of each option. The Board (or the Committee) also is authorized to designate whether the option is an incentive stock option ("ISO") or a non-qualified stock option ("NQO") for tax purposes.

   Options may be granted only to an employee of the Trust, including any Trustee or officer who is an employee. Currently, approximately 20 employees are eligible to receive option grants under the New Stock Option Plan. As described in "Report on Executive Compensation," the New Stock Option Plan requires the grant of options to the Chief Executive Officer, Senior Vice Presidents and Vice Presidents. Vice Presidents receive option grants with a value equal to 22.5% (36% for the Chief Executive Officer and 28% for the Senior Vice Presidents) of their Cash Compensation. The option value is based upon a Black Scholes model calculation. This value is divided into 22.5% of the individual's Cash Compensation (36% for the Chief Executive Officer and 28% for the Senior Vice Presidents), and the resulting number is the number of Shares subject to the grant of an option for such year. Notwithstanding the forgoing, the number of Share options which may be granted to any individual is limited to 100,000 in any one year.

   Under the New Stock Option Plan, whether the option is an ISO or an NQO, the option price may not be less than the fair market value of the Shares on the date the option is granted, and options will expire no later than ten years from the date of the grant. On March 15, 2001, the closing price for the Shares on the New York Stock Exchange was $22.08. The option price must be paid in full at the time an option is exercised, in cash, by check or by delivery of Shares already owned by the optionee. The New Stock Option Plan provides that an option may be exercisable on grant or in one or more installments as determined by the Board (or the Committee).

   As required by Section 422 of the Code, the New Stock Option Plan provides that the Trust may grant an optionee an ISO with respect to Shares with an aggregate fair market value at the time of the grant in excess of $100,000 during any particular calendar year, provided that such option does not become first exercisable by the optionee in an amount exceeding $100,000 per calendar year. This provision does not apply to an option designated to be an NQO.

   Options, whether an ISO or an NQO, are not assignable or transferable by the optionee except by will or by the laws of descent and distribution. In case of death, an option will continue in accordance with its terms and may be exercised thereafter by the persons entitled to do so under the optionee's will or by his legal representatives. If an optionee's employment is terminated for any reason other than death, termination for cause or retirement on or after attaining age 65, the option will terminate three months after the date of such termination of employment, but in no event later than the date of expiration of the option. If an optionee's employment is terminated for cause, the option will terminate as of the date of such termination of employment. If an optionee ceases to be employed by the Trust due to retirement on or after attaining age 65, the option will continue in accordance with its terms; however, the New Stock Option Plan provides that the option will cease to be an ISO upon the expiration of three months from the date of the optionee's retirement and will thereafter be treated as an NQO.

   The Board may terminate the New Stock Option Plan at any time and may amend the New Stock Option Plan from time to time. However, the Board may not change the maximum number of Shares for which options may be granted, the periods during which options may be granted or exercised or materially increase the benefits under the New Stock Option Plan without shareholder approval. No amendment may adversely affect an optionee's rights under any issued option without the optionee's consent.

   The New Stock Option Plan provides that the number and price of the Shares covered by each option and the total number of Shares that may be granted under the New Stock Option Plan shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Board, any stock dividend, stock split or share combination of the Shares or recapitalization of the Trust. It also provides that to the extent deemed equitable and appropriate by the Board, in any merger, consolidation, reorganization, liquidation or dissolution, any option granted under the New Stock Option Plan shall pertain to the securities and other property to which a holder of the number of Shares covered by the option would have been entitled to receive in connection with such event.

   Pursuant to the Code, an ISO plan may not have a term longer than ten years from the earlier of the date the plan is adopted or the date the plan is approved by the stockholders. Accordingly, the New Stock Option Plan will expire on March 26, 2011 (except as to options outstanding on that date).

Federal Income Tax Treatment

   Generally, the grant of either an ISO or a NQO under the New Stock Option Plan will not cause recognition of income by the optionee or entitle the Trust to an income tax deduction. Upon exercise of an option, the tax treatment will generally vary depending on whether the option is an ISO or a NQO. The exercise of an ISO will generally not cause recognition of income by the optionee or entitle the Trust to a tax deduction. However, the amount by which the fair market value of the Shares obtained exceeds the exercise price on the day of exercise is an item of tax preference to the optionee for alternative minimum tax purposes. Upon the sale of such Shares, the optionee generally will recognize capital gain or loss if the Shares have been held for at least two years from the date of the option grant and at least one year after the Shares were purchased. If the applicable holding periods are not satisfied, then any gain realized in connection with the disposition of such Shares will generally be taxable as compensation income in the year in which the disposition occurred, to the extent of the difference between fair market value of such Shares on the date of exercise and the option exercise price. The balance of any gain will be characterized as capital gain. The Trust is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income.

   The exercise of a NQO will generally cause the optionee to recognize taxable income equal to the difference between the exercise price and the fair market value of the Shares obtained on the date of exercise. The Trust must then, in most cases, obtain from the optionee funds to meet tax withholding requirements arising from that income recognition. The exercise of a NQO will also generally entitle the Trust to an income tax deduction equal to the amount of the income recognized by the exercising option holder. Upon the disposal of Shares acquired pursuant to the exercise of a NQO, the optionee's basis for determining taxable gain or loss will be the sum of the option price paid for the Shares plus any related compensation income recognized by the optionee, and such gain or loss will be long-term or short-term capital gain or loss depending on whether the option holder has held the Shares for more than one year.

   Section 162(m) of the Code generally limits the allowable deduction for compensation paid to an officer of a publicly held company who is the chief executive officer or one of the four most highly compensated officers (other than the chief executive officer) to $1 million for each taxable year beginning on or after January 1, 1994. Certain types of compensation are exempted from the deduction limit imposed by Section 162(m), including payments contingent on the attainment of one or more performance goals if the performance goals are established by a compensation committee of the board that is comprised solely of two or more outside directors and the material terms of the compensation and performance goals are disclosed to and approved by the company's stockholders before payment. In the case of a stock option plan, a payment will satisfy the requirement that compensation be paid on the basis of a preestablished performance goal if the stock option grant is made by the compensation committee, the plan includes a per-employee limitation on the number of shares for which options may be granted during a specified period, the exercise price of the option is no less than the fair market value of the stock on the date of grant, and the plan is approved by the company's stockholders.

   The New Stock Option Plan was designed to allow options granted thereunder to qualify for the exemption from the limit on tax deductible payments under
Section 162(m). Accordingly, upon the shareholders' approval of the New Stock Option Plan, the Trust's entitlement to tax deductions in connection with stock option payments to the Chief Executive Officer and the other four most highly compensated officers of the Trust under the New Stock Option Plan is not expected to be limited by Section 162(m).

Registration with SEC

   The Trust intends to file a registration statement with the SEC pursuant to the Securities Act of 1933, as amended, covering the offering of the Shares under the New Stock Option Plan.

Vote Required

   The affirmative vote of the holders of record of a majority of the outstanding Shares is required for approval of the New Stock Option Plan.

            THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF
                          THE NEW STOCK OPTION PLAN.

                                 OTHER MATTERS

Independent Public Accountants

   The firm of Arthur Andersen LLP served as the Trust's independent public accountants for 2000. The Board has appointed Arthur Andersen LLP as the Trust's independent public accountants for 2001. Representatives of Arthur Andersen LLP are expected to attend the Annual Meeting, will be provided with an opportunity to make a statement, should they desire to do so, and will be available to respond to appropriate questions from the shareholders.

Securities Reporting Requirements

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Trustees and certain officers to file reports of changes in stock ownership with the SEC and with the New York Stock Exchange, with copies to the Trust. Based solely on a review of such copies, the Trust believes that all such filing requirements have been met for the year ended December 31, 2000.

Expenses and Administration

   The cost of this solicitation of proxies will be borne by the Trust. In addition to the use of the mails, some of the officers and regular employees of the Trust may solicit proxies by telephone or facsimile, will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Shares held of record by such persons and may also verify the accuracy of marked proxies by contacting record and beneficial owners of Shares. The Trust will reimburse such persons for expenses incurred in forwarding such soliciting material.

2002 Annual Meeting

   Shareholders may present proposals to be considered for inclusion in the Proxy Statement relating to the 2001 Annual Meeting, provided they are received by the Trust no later than December 21, 2001 and are in compliance with applicable laws and SEC regulations.

                                          /s/ Laura M. Franklin
                                          Laura M. Franklin
                                          CORPORATE SECRETARY

March 29, 2001.

                                                                     Appendix A

                   AUDIT COMMITTEE OF THE BOARD OF TRUSTEES

                                    CHARTER

I. PURPOSE

   The primary function of the Audit Committee is to assist the Board of Trustees in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by Washington Real Estate Investment Trust (WRIT) to any governmental body or the public; WRIT's systems of internal controls regarding finance and accounting that management and the Board have established; and WRIT's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee shall encourage continuous improvement of, and foster adherence to, WRIT's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

  . Serve as an independent and objective party to monitor WRIT's financial reporting process and internal control system.

  .  Review the audit efforts of WRIT's independent accountants.

  . Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Trustees.

   The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

  (1) Composition of Audit Committee Members.

    (a) The Audit Committee shall consist of at least three trustees, all of whom have no relationship to WRIT that may interfere with the exercise of their independence from management and WRIT
        ("Independent").

    (b) Each member of the Audit Committee shall be financially literate, as such qualification is interpreted by WRIT's Board of Trustees in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee.

    (c) At least one member of the Audit Committee must have accounting or related financial management expertise, as the Board of Trustees interprets such qualification in its business judgment.

  (2) Independence Requirement of Audit Committee Members.

     In addition to the definition of Independent provided above in II(1)(a), the following restrictions shall apply to every Audit Committee member:

    (a) Employees. A trustee who is an employee (including non-employee executive officers) of WRIT or any of its affiliates may not serve on the Audit Committee until three years following the termination of his or her employment. In the event the employment relationship is with a former parent or predecessor of WRIT, the trustee may serve on the Audit Committee after three years following the termination of the relationship between WRIT and the former parent or predecessor.

    (b) Business Relationship. A trustee (i) who is a partner, controlling shareholder, or executive officer of an organization that has a business relationship with WRIT, or (ii) who has a direct business relationship with WRIT (e.g., a consultant) may serve on the Audit Committee only if WRIT's Board of Trustees determines in its business judgment that the relationship does not interfere with the trustee's exercise of independent judgment. In making a determination regarding the independence of a trustee pursuant to this paragraph, the Board of Trustees should consider, among other things, the materiality of the relationship to WRIT, to the trustee and, if applicable, to the organization with which the trustee is affiliated.

     "Business relationships" can include commercial, industrial, banking, consulting, legal, accounting and other relationships. A trustee can have this relationship directly with WRIT, or the trustee can be a partner, officer or employee of an organization that has such a relationship. The trustee may serve on the Audit Committee without the above-referenced Board of Trustees' determination after three years following the termination of, as applicable, (1) the relationship between the organization with which the trustee is affiliated and WRIT, (2) the relationship between the trustee and his or her partnership status, shareholder interest or executive officer position, or (3) the direct business relationship between the trustee and WRIT.

    (c) Cross Compensation Committee Link. A trustee who is employed as an executive of another corporation where any of WRIT's executives serves on the corporation's compensation committee may not serve on the WRIT Audit Committee.

    (d) Immediate Family. A director who is an immediate family member of an individual who is an executive officer of WRIT or any of its affiliates cannot serve on the Audit Committee until three years following the termination of such employment relationship.

   The members of the Audit Committee shall be elected by the Board at the Trustees Meeting following the Annual Meeting of Shareholders or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee shall designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

   The Committee shall meet at least four times annually, or more frequently as circumstances dictate, including the meetings described below. To foster open communication, the Committee shall meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee shall meet with management quarterly to review WRIT's financial statements consistent with IV.3 and IV.4 below.

IV. RESPONSIBILITIES AND DUTIES

   To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

  1. Review and update this Charter, at least annually, as conditions dictate.

  2. Review WRIT's annual financial statements: Form 10-K and Annual Report.

  3. Review and discuss the regular internal quarterly reports to management.

  4. Review with management the quarterly Earnings Press Release prior to its release to the public. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

  5. Inasmuch as WRIT's independent accountants are ultimately accountable to the Board of Trustees and Audit Committee, join with the Board of Trustees in exercising the authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants (or to nominate the independent accountants for shareholder approval in any proxy statement).

  6. Require that the independent accountants submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the independent accountants and WRIT, actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants, and recommend that the Board of Trustees take appropriate action to ensure such independence.

  7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of WRIT's financial statements.

FRONT OF PROXY CARD


                                  FOR          WITHHELD
1. Election of three Trustees                  Nominees (for the terms
                                               stated in the Proxy Statement):

 For, Except vote withheld from the following
 Nominee:                                      Mr. Edmund B. Cronin, Jr.
                                               Mr. John P. McDaniel
                                               Mr. David M. Osnos

2. Proposal to approve 2001 Stock Option Plan  FOR    AGAINST      ABSTAIN


3. Such other matters as may come before the meeting. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE NOMINATED TRUSTEES AND PROPOSAL #2. PROXIES WILL BE VOTED AS DIRECTED OR SPECIFIED.

PLEASE vote at once. It is important. Please mark your choice in black ink.

SIGNATURE _________________ DATE _________  SIGNATURE _________________
DATE______________________


NOTE: SIGNATURE(S) MUST CORRESPOND EXACTLY WITH NAME(S) AS IMPRINTED HEREON.

    When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such and if the signer is a corporation, please sign with the full corporate name by a duly authorized officer. If stock is held in the name of more than one person, all named holders must sign the proxy.

                              REAR OF PROXY CARD:

                    WASHINGTON REAL ESTATE INVESTMENT TRUST

             PROXY FOR ANNUAL MEETING OF SHAREHOLDERS MAY 22, 2001 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

    The undersigned shareholder of Washington Real Estate Investment Trust appoints Larry E. Finger and Laura M. Franklin, and each of them, with full power of substitution, as proxy to vote all shares of the undersigned in Washington Real Estate Investment Trust at the Annual Meeting of Shareholders to be held on May 22, 2001, and at any adjournment thereof, with like effect and as if the undersigned were personally present and voting upon the following matters:

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                               APPENDIX TO PROXY

Material as filed with the Securities and Exchange Commission; Not Part of the Proxy Soliciting Material to be Distributed to Shareholders.


                    WASHINGTON REAL ESTATE INVESTMENT TRUST

                            STOCK OPTION AGREEMENT

                          This Stock Option Agreement
                           dated ___________, 200__

                                  WITNESSETH:

     1. Pursuant to the provisions of the Washington Real Estate Investment Trust 2001 Stock Option Plan, as amended (the "Plan"), Washington Real Estate Investment Trust, a real estate investment trust organized under the laws of Maryland (the "Trust") on the date set forth above has granted, and hereby evidences the grant to ____________________ (the "Optionee"), subject to the terms and conditions set forth or incorporated herein, of the right and Option to purchase from the Trust an aggregate of _____ shares of beneficial interest of the Trust ("Shares") at the purchase price of $_______ per share, such Option to be exercisable as hereinafter provided. The Option [is] [is not] intended to qualify as an incentive stock option ("Incentive Stock Option") under Section 422(b) of the Internal Revenue Code of 1986, as amended. A copy of the Plan is attached hereto as Exhibit A and made a part hereof with the same effect as if set forth herein.

     2. Subject to all of the terms and conditions hereof and of the Plan, the right to purchase the optioned Shares shall accrue on the date hereof and shall end upon the expiration of the option period as defined in paragraph 3(a) below. The Optionee shall have the right to exercise the Option granted hereunder to the maximum extent described above or for any lesser number of Shares.

         The Shares may be purchased by giving the Trust written notice to exercise by letter in the form attached hereto as Exhibit B, specifying the number of Shares to be purchased and the date on which the purchase will be completed. If required by the Trust, such notice shall contain a statement by the Optionee that the Optionee has represented to it that it is his/her present intention to acquire the Shares being purchased for investment and not with a view to resale or distribution. If required by the Trust, the certificates representing the Shares shall be legended appropriately to reflect the fact that the Shares have not been registered under the Securities Act of 1933 and that no sale or other distribution of such Shares may be made except pursuant to an effective registration statement under said Act or in a transaction exempt from such registration requirements. Upon the date of purchase so specified, the Optionee shall deliver to the Trust the purchase price of the Shares to be purchased against delivery thereof to the Optionee. The purchase price shall be paid in the form of cash, personal check and/or Shares of the Trust (at the current fair market value of such Shares). The Trust shall deliver such Shares on such date of purchase or within a reasonable period of time thereafter, provided, however, that if any law, regulation, or agreement requires the Trust to take any action with respect to such Shares before the issuance thereof, then the date of delivery of such Shares shall be extended for the period necessary to take such actions.

     3. Without limiting the generality of the preceding paragraphs, it is understood and agreed that this Agreement and the Option evidenced hereby are subject to the following conditions:

         (a) the Option shall not in any event be exercisable after the close of business on __________________;

         (b) the Option shall not be assignable or transferable by the Optionee except by will or the laws of descent and distribution, and during the lifetime of the Optionee, shall be exercisable only by the Optionee or the Optionee's guardian or legal representative. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option or any of the rights of the Optionee hereunder (other than by will or the laws of descent and distribution), the Option shall immediately become null and void and the rights and privileges of the Optionee hereunder shall immediately terminate;

         (c) if the Optionee ceases to be employed by the Trust other than by reason of death, termination for cause, retirement on or after attaining age sixty-five (65), disability, or lay-off in connection with a reduction in force, the Option or unexercised portion thereof (whether or not otherwise currently exercisable) shall terminate three (3) months after the date of such termination of employment, but in no event later than the date of expiration of the Option;

         (d) upon the death of the Optionee, the Option shall be exercisable only in accordance with Section 6(e) of the Plan;

         (e) If the Optionee ceases to be employed by the Trust due to termination of his/her employment for cause, the Option or unexercised portion thereof (whether or not otherwise currently exercisable) shall terminate as of the date of such termination of employment;

         (f) if the Optionee ceases to be employed by the Trust due to retirement on or after attaining age sixty-five (65), disability, or lay-off in connection with a reduction in force, the Option shall continue in accordance with its terms and shall expire on its normal date of expiration unless previously exercised. [However, the Option shall cease to be an Incentive Stock Option upon the expiration of three (3) months from the date of the Optionee's retirement and shall thereafter be treated as a Nonqualified Stock Option];

         (g) the Optionee shall have none of the rights or privileges of a shareholder with respect to the Shares issuable upon the exercise of the Option until certificates representing such Shares shall have been issued and delivered to him/her upon the exercise of his/her Option;

         (h) the Trust's obligation to deliver Shares upon the exercise of the Option evidenced hereby shall not constitute or be evidence of any agreement or understanding, express or implied, on the part of the Trust to employ the Optionee for any specific period; and

         (i) the Trust's obligation to deliver Shares upon the exercise of any Option shall be subject to applicable federal, state and local tax withholding requirements.

     4. The number and price of the Shares subject to this Option shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Trust, any stock dividends, stock split or share combination of the Shares or recapitalization of the Trust or any new underwriting of the Trust. To the extent deemed equitable and appropriate by the Trust, subject to any required action by shareholders, in any merger, consolidation, reorganization, liquidation or dissolution, this Option shall pertain to the securities and other property to which a holder of the number of Shares covered by the Option would have been entitled to receive in connection with such event.

         Upon the dissolution or liquidation of the Trust, this Option shall terminate; but the Optionee shall have the right, immediately prior to such dissolution or liquidation, to exercise this Option in full to the extent not theretofore exercised regardless of any provision in this Agreement providing for the deferment of the exercise thereof.

     5. Neither the execution and delivery hereof, nor the granting of the Option evidenced hereby, shall constitute or be evidence of any agreement or understanding, express or implied, on the part of the Trust to employ the Optionee for any specific period.

     6. Any notice required to be given hereunder to the Trust shall be addressed to the Trust as follows: Washington Real Estate Investment Trust, 10400 Connecticut Avenue, Kensington, Maryland 20895, and any notice required to be given hereunder to the Optionee shall be addressed to him/her at his/her address shown hereinabove, or to such other address as either party shall furnish in writing to the other.

     7. The Optionee acknowledges receipt of the Plan and agrees to be bound by the terms and conditions hereof and of the Plan.

     8. Any capitalized term or phrase used herein and defined in the Plan but not herein shall have such meaning provided in the Plan.

     9. This Agreement may be amended at any time by the written consent of both parties hereto.

     IN WITNESS WHEREOF, the Trust, by its duly authorized officer, and the Optionee have executed this agreement in duplicate as of the day and year first above written.

                                WASHINGTON REAL ESTATE
ATTEST:                         INVESTMENT TRUST



                                BY:
-----------------------------       -------------

WITNESS:                        OPTIONEE:



-----------------------------       -------------



                                   EXHIBIT A
                                   ---------

                    WASHINGTON REAL ESTATE INVESTMENT TRUST
                            2001 STOCK OPTION PLAN


     1.  Purpose.  This 2001 Stock Option Plan ("Plan") is intended to provide
         --------
incentive to selected officers of Washington Real Estate Investment Trust (the "Trust"), and to persons who are otherwise designated by the Committee (described in Section 2) as key employees of the Trust, by providing those individuals with opportunities to purchase shares of beneficial interest of the Trust ("Shares") under (a) incentive stock options ("Incentive Stock Options") as such term is defined in Section 422(b) of the Internal Revenue Code of 1986, as amended ("Code") and (b) other stock options ("Nonqualified Stock Options"). (Incentive Stock Options and Nonqualified Stock Options shall be referred to collectively as "Options".)

     2.  Administration.  The Plan shall be administered by the Board of
         --------------
Trustees of the Trust (the "Board"). However, the Board, in its sole discretion, may at any time delegate its administrative authority hereunder to a committee of trustees (the "Committee") who shall be selected by the members of the Board, provided that the Committee shall be composed of three or more trustees and all of the members of the Committee are "Non-Employee" trustees as defined in Rule 16b-3 under the Securities and Exchange Act of 1934, as amended. The Board (or the Committee, if applicable) shall have authority, subject to the terms of the Plan, to determine the individuals to whom Options shall be granted, the number of Shares to be covered by each

Option, the designation of an Option as an Incentive Stock Option or as a Nonqualified Stock Option, the purchase price of the Shares covered by each Option, the time or times at which Options shall be granted, and the terms and provisions of the instruments by which Options shall be evidenced; to interpret the Plan; and to make all determinations necessary or advisable for the administration of the Plan. Subject to the requirements of the first sentence of this Section, business shall be transacted by a majority vote of the members of the Board (or the Committee) and a decision or determination reduced to writing and signed by the members of the Board (or the Committee) shall be fully effective as if it had been made by a vote at a meeting duly called and held. No member of the Board (or the Committee) shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under the Plan.

     3.  Eligibility.  Options may be granted for the benefit of employees of
         -----------
the Trust. Granting of any Option to an employee shall neither entitle such employee to, nor disqualify him/her from, participation in any other grant of Options.

     4.  Shares.  The Shares as to which Options may be granted shall be shares
         -------
of beneficial interest of the Trust. When Options are exercised, the Trust may either issue unissued Shares or transfer issued Shares held in its treasury. The total amount of Shares which may be granted under the Plan shall not exceed _____________ Shares (subject to further adjustment as provided in Section 7). In the event that any outstanding Option under the Plan for any reason expires or is terminated prior to the end of the period during which Options may be granted, the Shares allocable to the unexercised portion of such Option may again be subject in full or in part to any Option under the Plan.

     5.  Granting of Options.  Options may be granted under the Plan at any time
         --------------------
prior to March __, 2011. The date of grant of an Option under the Plan shall be the date on which the Option is awarded by the Board (or the Committee). In granting such Options, the Board (or the Committee) shall bear in mind that the Plan is designed to retain key employees and to reward such key employees for their dedication and loyalty to the Trust. Therefore, it is the Board's expectation and desire that Shares obtained through the exercise of Options shall generally be retained by such key employees during their period of employment with the Trust so that such individuals shall enjoy the benefits and the ongoing incentive which is provided through equity ownership in the Trust. Each year the amount of options to be granted to key employees and shall be as follows:

         (a)  Employee - Chief Executive Officer.  With respect to the Chief
              ----------------------------------
         Executive Officer, an amount equal to thirty-six percent (36%) of the total cash compensation payable to such individual with respect to the current calendar year (the "Total Cash Compensation") shall be identified. For purposes of this Section 5, Total Cash Compensation shall mean an amount equal to such individual's annual salary plus the bonus amount projected to be paid under the Trust's bonus pool arrangement with respect to such year. As of the date of the Option grant, the Board (or the Committee) shall determine the value of the right to purchase one (1) Share for its fair market value on the date of grant for a period of ten (10) years. For these purposes, the Board (or the Committee) shall select, in its discretion, a valuation methodology which shall yield an Option value which is no lower than the value which could be obtained through use of the Black Scholes model. The value of the right to purchase one (1) Share, as so determined, shall then be divided into an amount equal to thirty-six percent (36%) of the Total Cash Compensation payable to such individual and the resulting number shall be the number of Shares subject to the grant of an Option for such year. Such Option shall first be exercisable with respect to fifty percent (50%) of the Shares subject to the Option upon the first anniversary of its date of grant and shall become exercisable as to the remaining Shares upon the second anniversary of its date of grant. Subject to any dollar limitation imposed by applicable law, such Option shall constitute an Incentive Stock Option. Notwithstanding the foregoing, the total number of Shares which may be granted to the Chief Executive Officer during any calendar year shall be limited to 100,000.

          (b)  Employees - Senior Vice President.  With respect to the Senior
               ---------------------------------
          Vice President, an amount equal to twenty-eight percent (28%) of the Total Cash Compensation payable to such individual with respect to the current calendar year shall be identified. As of the date of the Option grant, the Board (or the Committee) shall determine the value of the right to purchase one (1) Share for its fair market value on the date of grant for a period of ten (10) years. For these purposes, the Board (or the Committee) shall select, in its discretion, a valuation methodology which shall yield an Option value which is no lower than the value which could be obtained through use of the Black Scholes model. The value of the right to purchase one (1) Share, as so determined, shall then be divided into an amount equal to twenty-eight percent (28%) of the Total Cash Compensation payable to such individual and the resulting number shall be the number of Shares subject to the grant of an Option for such year. Such Option shall first be exercisable with respect to fifty percent (50%) of the Shares subject to the Option upon the first anniversary of its date of grant and shall become exercisable as to the remaining Shares upon the second anniversary of its date of grant. Subject to any dollar limitation imposed by applicable law, such Option shall constitute an Incentive Stock Option. Notwithstanding the foregoing, the total number of Shares which may be granted to the Senior Vice President during any calendar year shall be limited to 100,000.

          (c)  Employees - Vice President.  With respect to individuals
               --------------------------
          holding the position of Vice President, an amount equal to twenty-two and one-half percent (22.5%) of the Total Cash Compensation payable to each such individual with respect to the current calendar year shall be identified. As of the date of the Option grant, the Board (or the Committee) shall determine the value of the right to purchase one (1) Share for its fair market value on the date of grant for a period of ten (10) years. For these purposes, the Board (or the Committee) shall select, in its discretion, a valuation methodology which shall yield an Option value which is no lower than the value which could be obtained through use of the Black Scholes model. The value of the right to purchase one (1) Share, as so determined, shall then be divided into an amount equal to twenty-two and one-half percent (22.5%) of the Total Cash Compensation payable to such individual and the resulting number shall be the number of Shares subject to the grant of an Option for such year. Such Option shall first be exercisable with respect to fifty percent (50%) of the Shares subject to the Option upon the first anniversary of its date of grant and shall become exercisable as to the remaining Shares upon the second anniversary of its date of grant. Subject to any dollar limitation imposed by applicable law, such Option shall be constitute an Incentive Stock Option. Notwithstanding the foregoing, the total number of Shares which may be granted to any Vice President during any calendar year shall be limited to 100,000.

     6.  Terms and Conditions of Options.  Options shall be evidenced by
         -------------------------------
instruments in such form as the Board may from time-to-time approve. Such instruments shall conform to the following terms and conditions:

         (a) Option Price.  The Option price per Share for Options which are
             ------------
     Incentive Stock Options shall not be less than the fair market value of a Share on the day the Option is granted. The Option price per Share for Options which are Nonqualified Stock Options shall not be less than the fair market value of a Share on the day the Option is granted. The "fair market value" of a Share shall be determined as the price equal to the mean of the highest and lowest selling prices for a Share on the stock exchange on which the Shares are traded as of the day the Option is granted. The Option price of any Share as to which an Option is exercised shall, upon delivery of the Shares, be paid in full by money order, by cashier's check or by delivery of Shares already owned by the holder of the Option for a minimum of six (6) months (at the current fair market value of such Shares).

         (b) Term of Options.  Each Option shall expire no later than the tenth
             ---------------
     anniversary of the date of its grant.

         (c) Exercisability.  Each Option may be exercisable on grant or may
             --------------
     become exercisable in one or more installments at the time or times provided in the instrument evidencing the Option, as the Board (or the Committee) shall determine. Each grant of Option shall be subject to a risk of forfeiture such that the Option shall become first vested as to fifty percent (50%) of the Shares subject to the Option on the first anniversary of the date of grant and first vested as to the remaining fifty percent (50%) of the Shares subject to the Option on the second anniversary of the date of grant.

         The holder of an Option shall have none of the rights or privileges of a shareholder with respect to the Shares issuable upon the exercise of the Option until certificates representing such Shares shall have been issued and delivered to him/her upon the exercise of his/her Option.

         The Trust shall make delivery of such Shares within a reasonable period of time, provided, however, that if any law, regulation, or agreement requires the Trust to take any action with respect to such Shares before the issuance thereof, then the date of delivery of such Shares shall be extended for the period necessary to take such action.

         (d) Termination of Employment.  If an Optionee ceases to be employed
             --------------------------
     by the Trust other than by reason of death, termination for cause, retirement on or after attaining age sixty-five (65), disability, lay-off in connection with a reduction in force or, after a Change in Control, any nonvested portion of an Option shall be forfeited and any otherwise vested Option or unexercised portion thereof granted to him/her (whether or not otherwise currently exercisable) shall terminate three (3) months after the date of such termination of employment, but in no event later than the date of expiration of the Option. However, if an Optionee ceases to be employed by the Trust due to termination of his/her employment for cause, the Option or unexercised portion thereof (whether or not otherwise currently exercisable) shall terminate as of the date of such termination of employment. If an Optionee ceases to be employed by the Trust due to retirement on or after attaining age sixty-five (65), disability, or a lay-off in connection with a reduction in force, the Option shall become fully vested and shall continue in accordance with its terms and shall expire on its normal date of expiration unless previously exercised. However, any Incentive Stock Option shall cease to be an Incentive Stock Option upon the expiration of three (3) months from the date of the Optionee's retirement and shall thereafter be treated as a Nonqualified Stock Option.

         (e) Death.  If an Optionee dies, any Option of the deceased Optionee
             ------
     shall become fully vested and shall continue in accordance with its terms, may be exercised, to the extent of the number of Shares with respect to which he/she could have exercised the Option on the date of his/her death, by his/her estate, personal representative or beneficiary who acquires the Option by will or by the laws of descent and distribution, and shall expire on its normal date of expiration unless previously exercised.

         (f) Change in Control. - In the event of a Change in Control, an
             -----------------
     Optionee's nonvested Options shall become fully vested and may be exercised until their normal date of expiration unless previously exercised. For these purposes, the term "Change in Control" shall mean an occasion upon which (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Trust or a corporation owned, directly or indirectly, by the shareholders of the Trust in substantially the same proportions as their ownership of Shares of the Trust, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Trust representing 30% or more of the combined voting power of the Trust's then outstanding securities; or
     (ii) during any period of twenty-four (24) consecutive months (not including any period prior to the adoption of this Plan), individuals who at the beginning of such period constitute the Board and any new trustee (other than a trustee designated by a person who has entered into an agreement with the Trust to effect a transaction described in clauses (i) or (iii) of this Paragraph) whose election by the Board or nomination for election by the Trust's shareholders was approved by a vote of at least two-thirds (2/3) of the trustees then still in office who either were trustees at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) either (a) the shareholders of the Trust approve a merger or consolidation of the Trust with any other corporation or trust other than a merger or consolidation which would result in the voting securities of the Trust outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 70% of the combined voting power of the voting securities of the Trust or such surviving entity outstanding immediately after such merger or consolidation, (b) the shareholders of the Trust approve a plan of complete liquidation of the Trust, or (c) the shareholders of the Trust approve an agreement for the sale or disposition by the Trust of all or substantially all the Trust's assets.

         (g) Assignability.  No Option shall be assignable or transferable by
             -------------
     the Optionee except by will or the laws of descent and distribution, and during the lifetime of the Optionee, each Option shall be exercisable only by the Optionee or the Optionee's guardian or legal representative. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of an Option or any of the rights of the Optionee thereunder (other than by will or the laws of descent and distribution), such Option shall immediately become null and void and the rights and privileges of the Optionee thereunder shall immediately terminate.

         (h) Withholding.  The Trust's obligation to deliver Shares upon the
             -----------
     exercise of any Option shall be subject to applicable federal, state and local tax withholding requirements.

         (i) Limit. Incentive Stock Options shall not be granted to any
             -----
     employee to the extent that the grant of such Options to such employee would otherwise cause the aggregate fair market value (as determined at the time each Incentive Stock Option is granted) of the Shares subject to Incentive Stock Options held by such employee which first become exercisable during a particular calendar year to exceed $100,000; provided that such limitation shall be increased to any greater amount permitted by the Code from time-to-time.

         (j) Number of Shares Subject to Each Option and Nature of Each Option.
             -----------------------------------------------------------------
     The Board (or the Committee) shall determine, in its sole discretion, the number of Shares subject to each Option granted to each selected employee. In addition, at the time of the grant of each Option, the Board (or the Committee) shall determine whether such Option is to be designated as an Incentive Stock Option or as a Nonqualified Stock Option.

     Instruments evidencing Options may contain such other provisions, not inconsistent with the Plan, as the Board (or the Committee) deems advisable. Among those provisions may be a requirement that the Optionee represent to the Trust in writing, when an Option is granted or when he/she purchases Shares on its exercise, that he/she is accepting such Option or purchasing such Shares (unless they are then covered by a registration statement under the Securities Act of 1933) for his/her own account for investment only. All Shares which are not registered under the Securities Act of 1933 at the time of the exercise of any Option shall be, at the direction of the Board and upon advice of counsel to the Trust, marked with an appropriate legend restricting their transfer to insure compliance with said Act.

     7.  Capital Adjustments.  The number and price of the Shares covered by
         -------------------
each Option and the total number of Shares that may be granted under the Plan shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Board, any stock dividends, stock split or share combination of the Shares or recapitalization of the Trust. To the extent deemed equitable and appropriate by the Board, subject to any required action by shareholders, in any merger, consolidation, reorganization, liquidation or dissolution, any Option granted under the Plan shall pertain to the securities and other property to which a holder of the number of Shares covered by the Option would have been entitled to receive in connection with such event.

     Upon the dissolution or liquidation of the Trust, each Option granted under the Plan shall terminate; but the Optionee shall have the right, immediately prior to such dissolution or liquidation, to exercise his/her Option in full to the extent not theretofore exercised regardless of any provision in the Option contract providing for the deferment of the exercise thereof.

     8.  Indemnification of Board.  In addition to such other rights of
         ------------------------
indemnification as they may have as members of the Board, the members of the Board shall be indemnified by the Trust against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan, or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Trust) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith. Upon the institution of any such action, suit or proceeding, a Board member shall notify the Trust in writing, giving the Trust an opportunity, at its own expense, to handle and defend the same before such Board member undertakes to handle it on his/her own behalf.

     9.  Termination and Amendment.  The Plan shall expire on March __, 2011
         -------------------------
(except as to Options outstanding on that date). The Plan may be terminated or amended with the approval of the shareholders of the Trust, or by the Board as provided below.

     The Board by majority vote and without shareholder approval may terminate the Plan and at any time and from time-to-time amend the Plan in such respects as it shall deem advisable to conform to any change in the law or for any other purpose, but shall not have the authority to change:

         (a) the maximum number of Shares for which Options may be granted under the Plan (except by operation of the adjustment provision of the Plan); or

         (b) the periods during which Options may be granted or exercised; or

         (c) the provisions so as to materially increase the benefits accruing to participants under the Plan.

     The amendment of the Plan shall not, without the written consent of the employee, affect his/her rights under an Option theretofore granted to him/her.

                                   EXHIBIT B
                                   ---------


Washington Real Estate Investment Trust
10400 Connecticut Avenue
Kensington, MD 20895

Dear Sirs:

     I wish to exercise the Option evidenced by my Stock Option Agreement dated _________________ to the extent of _____ shares of beneficial interest of Washington Real Estate Investment Trust at the Option price of $_______ per share. On such date I herewith deliver payment in cash or other current funds in the amount of $____________ to you against delivery to me of a certificate for these shares registered in my name.

     I agree that prior to any sale of any of the shares purchased pursuant to the Stock Option Agreement, I will notify the Trust to enable the Trust to take any steps required by the Securities Act of 1933 in connection with such sale or to advise me of what steps need to be taken with respect to such sale. I further agree that I will not complete any such sale until I have been advised by the Trust that such steps have been taken. In addition, I agree that I will report to the Trust any sale of Shares acquired under the Stock Option Agreement within thirty (30) days after completion of such sales.



                                -------------------------
                                (Name)



                                -------------------------

                                -------------------------
                                (Address)


                                -------------------------
                                (Date)